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                                                                   EXHIBIT 10.14

                          CONSULTING SERVICES AGREEMENT

Effective November 8, 2000, ACACIA RESEARCH CORPORATION, located at 55 S. Lake Avenue, Pasadena CA 91101 ("Acacia") and COMBIMATRIX CORPORATION, located at 34935 S.E. Douglas St., Ste. 101, Snoqualmie, WA 98065 ("CBMX") agree as follows:

1. INDEPENDENT CONSULTING SERVICES. Acacia hereby agrees to provide members of its executive staff to CBMX to perform consulting services in business research, analysis and development, general and technical consulting, and other areas as needed from time to time by CBMX ("Services"). CBMX will reimburse Acacia at an hourly rate for such consulting services based on the pro-rated salaries of each Acacia executive rendering services. The Acacia executives presently providing services to CBMX are Amit Kumar, Vincent Xiang, Chris Utgaard and Rob Stewart. CBMX may request other executives to be added to this list or the list may be otherwise modified by CBMX. Acacia will provide CBMX with a monthly invoice indicating the amount due for consulting services for each executive on an hourly basis. CBMX will also reimburse Acacia for reasonable and customary expenses (including travel expenses) incurred at CBMX's request and in connection with the consulting services rendered and that are accompanied by complete and proper documentation. Acacia shall be responsible for paying all applicable taxes relating to the Services, including, without limitation, the payment of any self-employment taxes and Acacia acknowledges that CBMX will not withhold taxes from the fees payable to Acacia on the Acacia's behalf. This Agreement shall commence on the date hereof and remain in effect for one year or until terminated by either party giving the other party written notice of termination at least ten (10) days prior to the effective date of termination.

2. INDEPENDENT CONTRACTOR. For purposes of this Agreement, each party shall be and act as an independent contractor. Acacia acknowledges that its staff is not entitled to any of CBMX's employment rights or benefits and Acacia is solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort, including but not limited to, workers' compensation insurance, with respect to the Acacia personnel provided hereunder. Acacia agrees to defend indemnify and hold CBMX harmless from and against any and all claims, damages, liability, attorneys' fees and expenses resulting from any failure by Acacia to satisfy such obligations. Acacia shall provide its own invoices for payment on its own letterhead. Nothing in this Agreement shall be construed to create an exclusive relationship between Acacia and CBMX, so as to prevent the Acacia from furnishing Services to a third party during the term of this Agreement, so long as such performance does not conflict with Acacia's duties hereunder, or so as to prevent CBMX from contracting for the Services with a third party.

3. CONFIDENTIAL INFORMATION. Acacia agrees that all business, technical, creative and financial information Acacia learns or obtains during the period over which it is providing Services that relate to CBMX or that are received by or for CBMX in confidence, constitute "Confidential

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     Information." Acacia will hold in confidence and, except in performing the
     Services for CBMX, not disclose, or allow to be disclosed, any Confidential Information. Acacia also recognizes and agrees that Acacia personnel have no expectation of privacy with respect to CBMX's telecommunications, networking or information processing systems (including, without limitation, stored computer files, e-mail messages and voice messages) and that their activity, and any files or messages, on or using any of those systems may be monitored at any time without notice at CBMX's premises. Acacia has or may have had, and during the term of this Agreement may continue to have, access to confidential information of CBMX and its affiliates, including, without limitation, corporate books and records, financial information, personnel information, data, lists of and information concerning customers, suppliers, licensors, licensees, joint ventures, licensors, licensees, distributors and other persons and entities with whom CBMX does business, trade secrets, know-how, computer programs, equipment materials, designs, techniques or processes, formulae, plans, techniques, procedures, methods, trade marks, patents, copyrights, devices, software programs (functional specifications, source code and object code), improvements, inventions, marketing plans, strategies, forecasts, databases, patterns, compilations, and/or methods, owned by, developed by, known by, or assigned or otherwise conveyed to CBMX (collectively, the "Confidential Information"). All Confidential Information shall be the sole property of CBMX and its assigns, and CBMX and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. Acacia hereby assigns to CBMX any rights Acacia may have or acquire in such Confidential Information. To ensure the continued secrecy of the Confidential Information, Acacia agrees to keep the Confidential Information confidential and will not at any time during the term of this Agreement or at any time thereafter divulge any Confidential Information in any manner whatsoever to any person or entity (other than the Acacia's employees or agents with a genuine need to know such Confidential Information in order for Acacia to perform the Services) or use any Confidential Information outside of Acacia's relationship with CBMX.

4. EXCEPTIONS TO COVENANT OF CONFIDENTIALITY. Confidential Information does not include any information that (i) is or becomes within the public domain through no act of Acacia, (ii) was in the possession of the Acacia prior to its disclosure under this Agreement, as shown by written records, (iii) is independently developed by Acacia without reference to any Confidential Information, (iv) is received from a source other than CBMX or its affiliates, employees, agents, subcontractors or consultants without any restriction on its use or disclosure, as shown by written records or (v) is required by law to be disclosed in the written opinion of Acacia's legal counsel.

5. WARRANTIES AND REPRESENTATIONS. Acacia represents and warrants that: (i) the Services will be performed in a professional and workmanlike manner and that Acacia personnel will use their best efforts; (ii) none of such Services or any part of this Agreement is or will be inconsistent with any obligation Acacia may have to others; (iii) all work under this Agreement

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     and none of the Services or any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Acacia); and, (iv) Acacia has the full right to provide CBMX with the assignments and rights provided for herein.

6. TERMINATION. Sections 2, 3 and 4 survive termination and continue in full and force effect between the parties after the expiration or early termination of this Agreement.

7. ASSIGNMENT. This Agreement and the services contemplated hereunder are personal to Acacia and Acacia shall not have the right or ability to assign, transfer, or subcontract any obligations under this Agreement without the written consent of CBMX. Any attempt to do so shall be void.

8. CHANGES OR MODIFICATIONS. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties.

9. SEVERABILITY. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof.

11. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supercedes all prior negotiations and agreements, proposed or otherwise, whether written or oral between the parties concerning services provided by Acacia. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated document.

12. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or otherwise arising out of the employment of Acacia personnel by CBMX, including any claims for discrimination, sexual or other unlawful harassment, retaliation, breach of public policy, torts or the violation of any federal, state or local law, regulation or ordinance or the common law, shall be submitted to arbitration, which shall be final and binding, to be held in Los Angeles County, California in accordance with the American Arbitration Association Rules for Resolution of Employment Disputes then obtaining. In the event either party institutes arbitration under this Agreement, the parties shall bear their own costs.

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IN WITNESS WHEREOF, the parties have executed this agreement as of the date written above.

COMBIMATRIX CORPORATION



By: /s/ Patrick de Maynadier
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Its: Executive Vice President
     and General Counsel
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ACACIA RESEARCH CORPORATION



By: /s/ Paul Ryan
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Its: CEO
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